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[Letterhead]

                                                                    EXHIBIT 23.3


October 31, 1997



Board of Directors and Shareholders
Forest Oil Corporation:

We hereby consent to the reference to our firm as experts under the heading "Reservoir Engineers" in the Registration Statement on Form S-4 and to the inclusion of our name and reference to our report entitled "Canadian Forest Oil Ltd., Evaluation of Oil & Gas Reserves, Based on CFOL Constant Price Assumptions, U. S. $, As of January 1, 1997", dated January 29, 1997, under the heading "Summary Reserve and Operating Data" in the Registration Statement.



Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



/s/ R. E. Hughes
-------------------------
    R. E. Hughes, P. Eng.
    Vice Chairman


Calgary, Alberta
Dated: October 31, 1997